[Letterhead]
                           __________________________
                           Reznick Fedder & Silverman
              Certified Public Accountants [BULLET] Business Consultants
                           A Professional Corporation

     4520 East-West Highway [BULLET] Suite 300 [BULLET] Bethesda, MD 20814-3319
         [BULLET] (301) 652-9100 [BULLET] Fax (301) 652-1848


                                January 30, 1997

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              ====================

We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 31, 1996 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of March 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                        REZNICK FEDDER & SILVERMAN
                                    /s/ Reznick Fedder & Silverman

217 East Redwood St.
Baltimore, MD 21202-3316
Telephone (410) 727-4340
Fax: (410) 727-0460

212 S. Tryon St.
Charlotte, NC 28281-8100
Telephone: (704) 332-9100
Fax: (704) 332-6444

745 Atlantic Ave.
Boston, MA 02111-2735
Telephone: (617) 423-5855
Fax: (617) 423-6651

P.O. Box 501298
Atlanta, GA 31150-1298
Telephone: (770) 844-0644
Fax: (770) 844-7363